UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2015

PIERIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-190728	EIN 30-0784346
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Lise-Meitner-Strasse 30

85354 Freising-Weihenstephan, Germany

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +49 81 6114 11400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(b)

On January 11, 2015, the Audit Committee of Pieris Pharmaceuticals, Inc. (the “Company” or “we”) engaged Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft (“E&Y”) as the Company’s new independent registered public accounting firm to act as the principal accountant to audit the Company’s financial statements. E&Y was engaged by Pieris AG before it became our wholly-owned subsidiary to audit its financial statements for the years ended December 31, 2013 and 2012 and the statements of operations, changes in stockholders’ deficit and cash flows for each of the years then ended, which were filed as Exhibits 99.1 and 99.2 to our Current Report on Form 8-K on December 18, 2014.

During our two most recent fiscal years and through the date of our engagement of E&Y, neither we nor anyone on our behalf consulted with E&Y regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our financial statements, and no written report or oral advice was provided to us by E&Y that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Act of 1933, as amended, and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) relating to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2015	PIERIS PHARMACEUTICALS, INC.

	By:	/s/ Darlene Deptula-Hicks
	Name:	Darlene Deptula-Hicks
	Title:	Acting Chief Financial Officer